Exhibit 10.1

Entrusted Loan Contract

                                                                                 Contract No:

Party A: Yantai Zhengda Urban Construction Progress Co., Ltd

Add: 24 Fenglin Road, Laishan District	Legal representative: Chengpeng Sun
Bank of deposit: Laishan District CCB	A/C:
Tel:	Postal Code: 264003
Fax:

Party B: Rural Commercial Bank Of Yantai-Laishan Sub Branch

Add: No. 27, Yinhai Road, Laishan District	Authorized agent: Chuanjian Mao
Tel:	Postal Code: 264003
Fax:

Party C: Yantai Jinzheng Eco-Technology Co., Ltd

Add: Ruida Road, Laishan Economic Development Zone, Yantai
Legal representative: Yuebiao Li
Bank of deposit:	A/C:
Tel:	Postal Code: 264003
Fax:

Place of signing the contract: Laishan county (District), Yantai City, Shandong Province

In order to effectively use its own funds, Party A entrusts Party B to issue entrusted loans to Party C, and Party B accepts the entrustment of Party A to issue RMB entrusted loans to Party C. In accordance with the "entrusted loan agreement" No. 017707291 signed by Party A and Party B on 2020/07/29 and in accordance with the relevant national laws and regulations, this contract is concluded through negotiation.

1.	Types of loans

The entrusted loan under this contract is short-term (short-term / medium-term / long-term) entrusted loan.

2.	Loan amount

The amount of entrusted loan under this contract is (in words) RMB One Hundred And Fifty Million Only, (in figures) ￥ 150.000.000.00

3.	Purpose of loan

The entrusted loan under this contract is only use for Purchase of mine water treatment equipment , and Party C shall not use it for other purposes without the written consent of Party A.

4.	Loan term

The term of the entrusted loan under this contract is 6 (months) from 2020/07/29 to 2021/01/28 .

If the actual loan term is inconsistent with the contract, the loan voucher shall prevail.

5.	Loan interest rate

The interest rate of entrusted loan under this contract shall be implemented in accordance with the provisions of item 1 (1 / 2) of this article.

1)	The interest rate of short-term loan is 11%
2)	The interest rate of medium and long-term loans is calculated according to the legal benchmark interest rate of the year and fluctuates by (year / half year / quarter / month).

Party A has the right to entrust Party B to adjust the loan interest rate under this contract within the floating range of legal interest rate in accordance with the relevant provisions of The People's Bank of China.

6.	Risk liability of entrusted loan

Party A shall be responsible for the risk that the principal and interest of the entrusted loan under this contract cannot be recovered, and Party B shall not bear any risk liability;

7.	Commission for Entrusted loan

Party B shall charge the service commission in accordance with Item 1 (1 / 2 / 3 / 4) of this article.

1)	Party A shall pay the loan at the annual rate 5 ‱ in installments after the loan is issued. A one-year service commission will be charged at one time when the loan is issued. From the next year, the service charge of the current period (half a year) shall be paid in advance every half a year based on the date of loan issuance, and the loan shall be terminated after the loan is recovered.
2)	Party A shall pay service commission once a month on the 20th of each month, and the rate shall be ‱of the entrusted loan amount.
3)	Party C pays in one lump sum when the loan is issued, and the annual rate is ‱
4)	Party C pays once every quarter, the payment date is the 20th of the last month of each quarter, and the quarterly rate is

If Party A pays the service commission, Party A authorizes Party B to directly deduct it from its deposit account. If Party C pays the service commission, Party A shall urge Party C to pay on time. If Party C fails to pay on time, Party B will directly deduct the payment from Party A’s deposit account.

8.	Loan issuance method
1)	The entrusted loan under this contract shall be issued as agreed in item 1 (1/2) of this article.
i)	One time transfer. Party B shall transfer the loan under this contract to Party C's account on 2020/07/29 (yyyy /mm / dd).
ii)	Payment by installments. Party B shall transfer the loan under this contract into Party C's account in installments according to the currency agreed in this contract and the following sequence, time and amount:

First: yyyy /mm / dd, amount:

Second: yyyy /mm / dd, amount:

Third: yyyy /mm / dd, amount:

Fourth: yyyy /mm / dd, amount:

Fifth: yyyy /mm / dd, amount:

Party A guarantees to deposit sufficient funds into its deposit account opened with Party B before the loan is issued. Party A shall be liable for breach of contract if the loan is delayed due to insufficient funds.

2)	Party C shall submit an irrevocable withdrawal notice to Party B before withdrawal. After being examined and approved, Party B shall transfer the loan with an irreversible withdrawal notice. As the loan voucher of this contract, the irrevocable withdrawal notice has the same legal effect as this contract.
3)	Once the loan under this contract is transferred into the account of Party C, it shall be deemed that the loan has been made, and the loan begins to generate interest.
4)	If Party C fails to submit the irrevocable withdrawal notice approved by Party B as agreed, it shall be deemed that the corresponding loan shall be automatically abandoned, and the corresponding loan not issued under this contract shall be automatically cancelled.
9.	Source of repayment funds

Party C shall repay the principal and interest of the loan under this contract including but not limited to , and shall not use the above agreement to refuse to perform the repayment obligation under this contract under any circumstances.

10.	Repayment of principal and interest
1)	Party C shall pay the principal and interest of the loan under this contract in accordance with the provisions of item 1 (1 / 2 / 3) of this article.
i)	The interest will be paid on the 20th day of each month.
ii)	Interest shall be paid quarterly on the 20th day of the end of each quarter.
iii)	Interest is paid on a half yearly basis and interest payments are made on the 20 day of each half year.
2)	Party C shall repay the loan principal under this contract in accordance with 1 (1 / 2) of this article.
i)	One time transfer. In accordance with this contract, Party C will pay off all the loan principal of the contract on 2021/01/28 yyyy /mm / dd.
ii)	Payment in installments. Party C shall pay off all loan principal under this contract in installments in accordance with the contract and the following order, time and amount:

First: yyyy /mm / dd, amount:

Second: yyyy /mm / dd, amount:

Third: yyyy /mm / dd, amount:

Fourth: yyyy /mm / dd, amount:

Fifth: yyyy /mm / dd, amount:

3)	Party C shall deposit the repayment amount in full into its deposit account opened with Party B before the repayment date (interest payment date and principal repayment date), and shall authorize Party B to transfer directly from the account. In case of legal holidays, it shall be postponed to the next day.
4)	Party B has the right to transfer the outstanding or insufficient part of the repayment from other accounts of Party C.
5)	When the principal of the loan is settled, the interest shall be paid with the principal.

11.	Loan guarantee

Party A and / or the third party and Party C shall sign a separate guarantee contract for the specific matters of guarantee as the guarantee of creditor's rights under this contract.

12.	Rights and obligations of Party A
1)	Have the right to request Party C to provide information related to the loan under this contract;
2)	Have the right to inspect the use of loans under this contract, and understand Party C’s business activities, financial status, guarantees and debt disputes;
3)	The right to entrust Party B to deduct from Party C’s account the principal, interest, compound interest, penalty interest, liquidated damages, damages and all expenses incurred by Party A in realizing the creditor’s rights under this contract;
4)	When Party C fails to perform its obligations in accordance with this contract, it has the right to entrust Party B to stop issuing loans and/or withdraw the loans in advance;
5)	When Party C or the guarantor of this contract deteriorates in business activities and financial conditions, has debt disputes with others, or the guarantor loses the ability to bear joint and several liabilities, the mortgage (pledge) is damaged, lost or apparently impaired, and other threats to the security of the loan occur under the circumstances, the right to entrust Party B to stop issuing loans and/or withdraw the loans in advance:
6)	When Party C's business method, its own system or legal status changes, which endanger the security of the loan, it has the right to entrust Party B to stop issuing loans, and/or withdraw the loan in advance, and take corresponding measures in accordance with the law to realize the creditor's rights under this contract.
7)	The creditor's rights, debts, production and business information provided by Party C shall be kept confidential. Except for those who inquire according to law.
8)	Party A is responsible for paying taxes on loan interest income.
13.	Party B's rights and obligations
1)	Have the right to request Party C to provide information related to the loan under this contract;
2)	Have the right to inspect the use of the loan under this contract, and understand the business activities, financial status, guarantee and debt disputes of Party C
3)	The right to deduct the principal, interest, compound interest, penalty interest, liquidated damages, damages and all expenses incurred by Party A in fulfilling the creditor’s rights under this contract from Party C’s account as entrusted by Party A:
4)	Have the right to require Party A to deposit the funds required for the issuance of entrusted loans under this contract on time;
5)	Have the right to stop the issuance of loans as entrusted by Party A and/or withdraw the loans in advance;
6)	The loan granting and recovery procedures shall be handled in time according to the contract.
14.	Party C’s rights and obligations
1)	Have the right to withdraw and use the loan in accordance with this contract;
2)	The loan shall be used for the purpose agreed in this contract;
3)	According to Party A's request, we should cooperate with pre loan investigation, loan review and post loan inspection to provide truthfully including, but not limited to:

i)	Business license, franchise license, tax registration certificate, loan certificate (card)
ii)	All bank of deposit, account number and loan balance;
iii)	Balance sheet, profit and loss statement and cash flow statement;
iv)	Production and operation plans, statistical reports, project budget and final accounts information;
v)	Guarantee for others and / or self;
vi)	Debt disputes with others;
vii)	The use of the loan under this contract.

Among them, financial statements such as monthly (annual/quarterly/monthly) balance sheet, income statement and cash flow statement should be provided as required;

4)	The principal and interest of the loan shall be repaid according to this contract:
5)	Party A shall be informed in writing 30 days before the change of operation mode, its own system and legal status, including but not limited to contracting, leasing, trusteeship, assets reorganization, debt restructuring, joint stock system reform, joint venture, merger (acquisition), separation, paid transfer of property rights, joint venture (cooperation), capital reduction or application for suspension of business for rectification, application for dissolution (or revocation), application for bankruptcy, etc, In addition, Party A shall fulfill the obligation to pay off the debts under this contract agreed by Party A in writing, or provide a new guarantee approved by Party A. otherwise, the above activities shall not be carried out before all debts under this contract are paid off.
6)	Party A shall be notified in writing within three days after its own system and legal status changes including but not limited to being declared closed for rectification, declared closed, declared dissolved (cancelled), filed for bankruptcy, etc.; at the same time, fully effective measures shall be taken to preserve Party A’s claims;
7)	Party A shall be notified in writing within three days after the occurrence of any other circumstances that may endanger its normal operations or the security of Party A’s claims, and at the same time, adequate and effective measures shall be taken to protect Party A’s claims.
15.	Party C’s statement and guarantee
1)	Party C is a legal unit registered, established and validly existing according to law, and has the right to dispose of its property under operation and management, to operate business related to the purpose of the loan under this contract, and to sign and perform this contract
2)	The signing of this contract by Party C has been approved by the superior competent department or the board of directors of the company, and all necessary authorization has been obtained;
3)	This contract is legal and valid and legally binding on Party C. If Party C fails to fulfill the repayment obligation as stipulated in this contract, and Party A applies to the people's court with jurisdiction for payment order and enforcement, Party C waives the right to raise objection:
4)	The signing and performance of this contract by Party C does not conflict with the binding provisions (including the articles of association) and other agreements of Party C and its assets, including but not limited to the guarantee provided to others and / or self;
5)	All documents and materials provided by Party C to Party A and Party B, including but not limited to financial statements, loan contracts in progress signed with other financial institutions, and guarantee provided for others and / or self, are true, accurate, legal and effective.

16.	Party A's liability for breach of contract

During the validity period of this contract, if Party A fails to provide the funds required for the entrusted loan issuance in time, thus causing the loan not to be released on time, Party A shall pay Party C liquidated damages according to the current demand deposit interest rate according to the amount of arrears and the number of days of delay.

17.	Party B's liability for breach of contract
1)	If Party A provides the funds required for the entrusted loan issuance under this contract on time, Party B fails to release the loan in accordance with the target period and amount agreed in this contract. In addition to full payment, Party B shall pay Party C liquidated damages according to the default amount and the number of days of delay according to the current demand deposit interest rate.
2)	Party B, in violation of the provisions of this contract, agrees to Party C's delay or prepayment without authorization, and shall pay Party A liquidated damages of 1‱of the balance of the deferred loan or the amount of loan recovered in advance.
18.	Party C's liability for breach of contract
1)	Within the validity period of the contract, Party C shall be deemed to have breached the contract in case of any of the following circumstances, and Party A shall have the right to entrust Party B to stop issuing the loan and / or recover the loan in advance:
i)	Provide Party A and Party B with false or concealed financial statements, or conceal major financial and business activities;
ii)	Failing to provide Party A and Party B with all bank account numbers, deposit and loan balance, guarantee information, etc
iii)	Refuse to accept the supervision of Party A and Party B on the use of the loan and related production, operation and financial activities.
2)	During the validity of the contract, any of the following situations of Party C shall be deemed as breach of contract, and Party A shall have the right to entrust Party B to stop issuing the loan and / or recover the loan in advance. For the loan used by Party C in breach of the contract, the penalty interest shall be calculated and collected according to the number of days of default and in accordance with the relevant provisions of the People's Bank of China until the principal and interest are paid off:
i)	Failing to pay off the principal and interest of the loan according to the time limit stipulated in the contract;
ii)	Failing to use the loan for the purpose agreed in the contract;
iii)	Arbitrage loans are used for borrowing and obtaining illegal income;
iv)	Take fraudulent means to obtain loans.

Party A shall have the right to entrust Party B to calculate and collect compound interest at the penalty interest rate of 1 ‱ per day for the above loan overdue, misappropriated or fraudulent loan period.

3)	Party C shall pay compound interest to Party A according to the interest rate agreed in this contract for the interest that cannot be paid on time during the loan period. If the loan fails to be paid after the loan is overdue, it shall pay compound interest to Party A at the penalty interest rate of 1 ‱ per day until the principal and interest are paid off.

4)	In case of any change in Party C's business mode, system or legal status, Party C fails to notify Party A as agreed, fails to fulfill the debt repayment responsibility under this contract agreed by Party A in writing, or fails to provide a new guarantee approved by Party A, Party A shall have the right to entrust Party B to stop issuing the loan and / or withdraw the loan in advance and take other measures according to law. At the same time, Party C shall pay Party A liquidated damages equivalent to 1 % of the loan principal.
5)	Any statement and guarantee made by Party C that is untrue, inaccurate or has material concealment shall be deemed as breach of contract. Party A has the right to entrust Party B to stop issuing the loan and / or withdraw the loan ahead of time, and take other measures according to law; at the same time, Party C shall pay Party A liquidated damages equivalent to 1 % of the loan principal.
6)	If Party C fails to perform any of its obligations in accordance with this contract or the guarantee contract, which hinders Party A from realizing the creditor's rights under this contract, Party A has the right to entrust Party B to stop issuing the loan and / or recover the loan ahead of time, and take corresponding measures according to the contract or guarantee contract.
7)	If the economic losses caused by Party C's breach of contract exceed the liquidated damages, Party C shall pay damages to Party A for the excess part.
19.	Payment for breach of contract and compensation for damages

Payment for breach of contract and compensation for damages in this contract shall be authorizing party B to deduct it from Party C’s account (voluntarily paying to Party A's account / authorizing party B to deduct it from Party C’s account).

20.	Early repayment
1)	If Party C repays the loan in advance, it shall notify Party A in writing ten days before the date of repayment and obtain Party A’s consent. If Party A does not agree to repay the loan in advance, Party C shall still implement the agreement in this contract.
2)	For loans that are returned in advance, the interest is calculated and collected at the interest rate stipulated in Article 5 of this contract based on the amount of the loan and the number of days of use. The part that is not returned in advance shall still be implemented in accordance with Article 10 of this contract.

21.	Loan extension
1)	Party C can apply to Party A for loan extension if Party C fails to repay the loan on schedule due to changes in objective conditions.
2)	Party C shall submit to Party A a written application for extension of the loan 15 days prior to the maturity date of the loan and the written document that the guarantor of this contract agrees to continue to undertake the guarantee obligation after the extension, or a new guarantee approved by Party A.
3)	If Party A agrees to extend the term, Party A shall issue a "Notice of extension of entrusted loan" to Party B, and Party B shall sign an extension repayment agreement with Party A and Party C accordingly. If Party A does not agree to the extension, Party C shall still perform the repayment obligation in accordance with the contract.
22.	Transfer, modification and termination of contract
1)	After the contract comes into effect, Party A shall transfer all or part of the creditor's rights under this contract to a third party without the consent of Party B and Party C, but shall notify Party B and Party C.
2)	After the contract comes into effect, Party C shall transfer all or part of the debts under this contract to a third party with the prior written consent of Party A, and submit to Party A a written guarantee that the guarantor will continue to undertake the guarantee obligations after the transfer, or provide a new guarantee approved by Party A.
3)	After this contract comes into effect, either Party A, Party B and Party C shall not change it without authorization. In case of any change, a written change agreement shall be signed with the consent of all parties.
4)	After the contract comes into effect and before the loan is issued, Party A has the right to unilaterally terminate the contract in case of any situation that seriously endangers the safety of the loan and affects the repayment ability of Party C. In addition, neither party shall terminate this contract without authorization. In case of termination, the parties shall reach a written agreement to terminate the agreement.
5)	The terms of this contract shall remain valid until the assignment, modification or termination of this contract takes effect.
23.	Special agreement
1)	Party C's repayment obligation under this contract shall not be exempted due to the invalidity or cancellation of this contract, the change of Party C's financial status, business mode, own system or legal status, or any other agreement or document signed by Party C with others.
2)	During the validity period of the contract, all documents sent by Party A and / or Party B to Party C shall be deemed to have been delivered if Party C's legal name, legal representative, legal residence, etc. have changed without written notice to Party A and Party B.
3)	In this contract, Party B is entrusted by Party A to handle the entrusted loan business to Party C. Party B shall not be responsible for repaying the principal and interest on behalf of Party C when the loan cannot be recovered due to any reason.
24.	Other agreements

Matters not covered in this contract shall be implemented in accordance with relevant national laws and regulations. In case of no provisions in laws and regulations, the parties may reach a written supplementary agreement as an appendix to this contract, which has the same legal effect as this contract.

25.	Dispute resolution

Any dispute arising from the performance of this contract shall be settled through negotiation; if the negotiation fails, either party shall apply to the people's Court of the place where Party B is located (the people's Court of the place where Party B is located / arbitration committee applies for arbitration).

26.	Effectiveness and termination of contract

This contract shall come into force on the date when the legal representatives or authorized agents of each party sign and affix the official seal of the unit, and shall terminate when the loan principal, interest, compound interest, penalty interest, liquidated damages, damages and all expenses incurred by Party A for realizing the creditor's rights are fully paid off.

27.	Contract text
1)	This contract is made in 3 copies, 1 copy each is held by Party A, Party B and Party C, and has the same legal effect.
2)	The relevant attachments under this contract are integral parts of this contract and have the same legal effect as this contract.

Party A’s seal:

Legal representative: Chengpeng Sun

Signature: Chengpeng Sun

Date:

Party B’s seal:

Authorized agent: Chuanjian Mao

Signature: Chuanjian Mao

Date:

Party C’s seal:

Legal representative: Yuebiao Li

Signature: Yuebiao Li

Date: